As filed with the Securities and Exchange Commission on February 10, 2005.

                                                       Registration No. ________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                       75-2243266
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               Six Harrison Street
                            New York, New York 10013
                    (Address of Principal Executive Offices)

                     FRANKLIN CREDIT MANAGEMENT CORPORATION
                      1996 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                               Jeffrey R. Johnson
                             Chief Executive Officer
                     Franklin Credit Management Corporation
                               Six Harrison Street
                            New York, New York 10013
                     (Name and Address of Agent for Service)

                                 (212) 925-8745
                     (Telephone Number, Including Area Code,
                              of Agent for Service)
                                    Copy to:
                                  John Collins
                     Franklin Credit Management Corporation
                               Six Harrison Street
                            New York, New York 10013
                                 (212) 925-8745
                              (212) 925-1971 (Fax)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                          Proposed Maximum  Proposed Maximum   Amount of
  Title of Securities to be  Amount to be  Offering Price       Aggregate     Registration
  Registered                  Registered      Per Share      Offering Price       Fee
------------------------------------------------------------------------------------------
  common stock, par value
  $.01 per share......       1,600,000(1)        (2)            $9,312,740(2)    $1,096.11
------------------------------------------------------------------------------------------
                               804,000(3)      $10.55(4)        $8,482,200(4)
------------------------------------------------------------------------------------------
                                 5,000(5)       $5.50(6)           $27,500(6)
------------------------------------------------------------------------------------------
                                15,000(5)       $3.55(6)           $53,250(6)
------------------------------------------------------------------------------------------
                                19,000(5)       $2.25(6)           $42,750(6)
------------------------------------------------------------------------------------------
                               155,000(5)       $1.56(6)          $241,800(6)
------------------------------------------------------------------------------------------
                                25,000(5)       $1.15(6)           $28,750(6)
------------------------------------------------------------------------------------------
                                 6,000(5)       $1.04(6)            $6,240(6)
------------------------------------------------------------------------------------------
                                20,000(5)       $0.85(6)           $17,000(6)
------------------------------------------------------------------------------------------
                               551,000(5)       $0.75(6)          $413,250(6)
------------------------------------------------------------------------------------------


(1) This Registration Statement is being filed with the Securities and Exchange Commission to register 1,600,000 shares of common stock which may be issued upon the exercise of stock options under the Franklin Credit Management Corporation 1996 Stock Incentive Plan, as amended (the "Plan"), of which 796,000 shares may be issued upon the exercise of stock options that have been issued under the Plan and 804,000 shares may be issued upon the exercise of stock options that may be issued under the Plan.

(2) The Proposed Maximum Aggregate Offering Price is based on estimates in accordance with Rule 457(c), with respect to 804,000 shares that may be issued upon the exercise of stock options that may be issued under the Plan, and calculations pursuant to Rule 457(h)(1), with respect to 796,000 shares that may be issued upon the exercise of stock options that have been issued under the Plan. See Footnote Nos. 4 and 6 below.

(3) Represents the aggregate of 804,000 shares that may be issued upon the exercise of stock options that may be issued under the Plan.

(4) Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices reported by the NASD OTC:BB on February 4, 2005, which is within five (5) business days prior to the date of this Registration Statement.

(5) Represents shares that may be issued upon the exercise of stock options that have been issued under the Plan.

(6) Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been calculated based on the exercise prices of options previously granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

      The Registrant hereby incorporates by reference into this Registration Statement the following documents:

            (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A;

            (2) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-Q/A;

            (3) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004;

            (4) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004;

            (5) the Registrant's Current Reports on Form 8-K filed on May 20, 2000, July 15, 2004 (as amended on July 16, 2004), July 20,
                  2004, October 20, 2004, October 20, 2004, October 21, 2004,
                  October 21, 2004, November 15, 2004 and January 31, 2005 and

            (6) the description of the Registrant's common stock contained in its Registration Statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated May 17, 1989, including any amendment or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.
            -------------------------

      Not applicable.

Item 5.     Interest of Named Experts and Counsel.
            -------------------------------------

      Not applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Article VI of the Registrant's Fifth Amended and Restated Certificate of Incorporation provides that the Registrant shall to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify each director of the Registrant or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any litigation or other legal proceeding, by reason of the fact that he or she is or was a director of the Registrant or of any of its subsidiaries (provided that such person's actions subject to such proceeding were taken in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful) against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director in connection with such proceeding; provided, however, that, except for proceedings to recover claims made by a director against the Registrant pursuant to such Article VI, the Registrant shall not be obligated to indemnify a director in connection with a proceeding (or part thereof) not authorized by the Board of Directors of the Registrant and initiated by such director against (i) the Registrant or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Registrant or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Registrant or has or had business relations with the Registrant or any of its subsidiaries.

      The right to indemnification conferred by such Article VI includes the right to be paid by the Registrant the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or former director, and such other reasonable assurance that the Registrant may reasonably require, that all amounts so advanced shall be repaid if it shall ultimately be determined that such director or former director is not entitled to be indemnified by the Registrant.

      Article VI of the Registrant's Fifth Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended. Article VI of the Registrant's Fifth Amended and Restated Certificate of Incorporation also permits the indemnification by the Registrant or persons other than directors to the fullest extend permitted by the Delaware Corporation Law.

      The Company has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Fifth Amended and Restated Certificate of Incorporation provides for such limitation of liability.

Item 7.     Exemption from Registration Claimed.
            -----------------------------------

      Not applicable.

Item 8.     Exhibits.
            --------

      Exhibit Number   Description
      --------------   -----------

           4.1 Franklin Credit Management Corporation 1996 Stock Incentive Plan, as amended.

           5.1         Opinion of John Collins, Esq.

           23.1        Consent of Opinion of John Collins, Esq. (included in
                       Exhibit 5.1 to this Registration Statement).

           23.2        Consent of Deloitte & Touche LLP.

           24.1 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.     Undertakings.
            ------------

      (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that clauses (a)(1)(i) and (a)(i)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, Franklin Credit Management Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 10th day of February, 2005.

                                     FRANKLIN CREDIT MANAGEMENT
                                       CORPORATION

                                     By: /s/ Jeffrey R. Johnson
                                        -----------------------------
                                         Jeffrey R. Johnson
                                         Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints Jeffrey R. Johnson and Joseph Caiazzo his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments) relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or their substitute, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                        Date
---------                    -----                        ----

/s/ Jeffrey R. Johnson       Chief Executive Officer      February 10, 2005
-------------------------    and Director
Jeffrey R. Johnson

/s/ Alan Joseph              Chief Financial Officer      February 10, 2005
-------------------------    (Principal Financial
Alan Joseph                  Officer)

                             Vice President Finance
/s/ Kimberly Shaw
-------------------------    (Principal Accounting        February 10, 2005
Kimberly Shaw                Officer)

/s/ Thomas J. Axon
-------------------------    Chairman of the Board        February 10, 2005
Thomas J. Axon

/s/ Michael Bertash
-------------------------    Director                     February 10, 2005
Michael Bertash

/s/ Frank B. Evans
-------------------------    Director                     February 10, 2005
Frank B. Evans

_______________________
Dennis Geer                  Director

/s/ Alexander Gordon Jardin  Director                     February 10, 2005
------------------------
Alexander Gordon Jardin

/s/ Steven W. Lefkowitz      Director                     February 10, 2005
------------------------
Steven W. Lefkowitz

/s/ Allan R. Lyons           Director                     February 10, 2005
------------------------
Allan R. Lyons

/s/ William F. Sullivan      Director                     February 10, 2005
------------------------
William F. Sullivan

                                  EXHIBIT INDEX


      Exhibit Number   Description
      --------------   -----------

           4.1 Franklin Credit Management Corporation 1996 Stock Incentive Plan, as amended.

           5.1         Opinion of John Collins, Esq.

           23.1        Consent of Opinion of John Collins, Esq. (included in
                       Exhibit 5.1 to this Registration Statement).

           23.2        Consent of Deloitte & Touche LLP.

           24.1 Power of Attorney (included on the signature page of this Registration Statement).